UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 13, 2013 (December 12, 2013)

AFFINION GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-173105	16-1732155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 High Ridge Park

Stamford, CT 06905

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

AFFINION GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-133895	16-1732152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 High Ridge Park

Stamford, CT 06905

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Indentures relating to the New Holdings Notes and the New Investments Notes and Note Agreement relating to the Extended AGI Notes

On December 12, 2013, in connection with the consummation of the previously announced exchange offers and consent solicitations (the “Exchange Offers”), (1) Affinion Holdings Group, Inc., a Delaware corporation (“Holdings”), issued (a) $292,754,750 aggregate principal amount of 13.75%/14.50% Senior Secured PIK/Toggle Notes due 2018 (the “New Holdings Notes”), (b) Series A Warrants (the “Series A Warrants”) to purchase up to 13,498,071.6164 shares of Holdings’ Class B Common Stock, par value $0.01 per share (the “Class B Common Stock”) in the aggregate and (c) Series B Warrants (the “Series B Warrants” and, together with the Series A Warrants, the “Warrants”) to purchase up to 70,220,805.4672 shares of Class B Common Stock in the aggregate, (2) Affinion Investments, LLC, a Delaware limited liability company (“Affinion Investments”), issued $359,955,720 aggregate principal amount of 13.50% Senior Subordinated Notes due 2018 (the “New Investments Notes”) and (3) Affinion Group, Inc., a Delaware corporation (“AGI”), issued $359,955,720 aggregate principal amount of 13.50% Senior Subordinated Notes due 2018 (the “Extended AGI Notes” and, together with the New Holdings Notes and the New Investments Notes, the “New Notes”).

The New Holdings Notes are governed by the terms of the indenture, dated as of December 12, 2013 (the “New Holdings Indenture”), between Holdings and Wells Fargo Bank, National Association, as trustee (the “Trustee”) and collateral agent. The New Investments Notes are governed by the terms of the indenture, dated as of December 12, 2013 (the “New Investments Indenture”), among Affinion Investments, Affinion Investments II, LLC (“Affinion Investments II”), as guarantor, and the Trustee. The Extended AGI Notes are governed by the terms of the note agreement, dated as of December 12, 2013 (the “Extended AGI Note Agreement”), among AGI, the guarantors party thereto, Affinion Investments, Wilmington Trust, National Association, as holder agent, and the Trustee, solely as representative of holders of the New Investments Notes.

The New Holding Notes are senior secured obligations of Holdings and will mature on September 15, 2018. The New Holdings Notes are secured by (i) second-priority security interests in 100% of the capital stock of AGI, which security interests are junior to the first priority security interests granted to the lenders under AGI’s senior secured credit facility (the “Credit Agreement”) and (ii) first-priority security interests in all other assets of Holdings, including 100% of the capital stock of Affinion Net Patents, Inc.

Interest on the New Holdings Notes accrues at the rate of 13.75% per annum. Holdings may, at its option, elect to pay interest on the New Holdings Notes (1) entirely in cash (“Cash Interest”), (2) entirely by increasing the principal amount of the outstanding New Holdings Notes or by issuing PIK Notes (“PIK Interest”) or (3) 50% as Cash Interest and 50% as PIK Interest; provided that if (i) no Default or Event of Default (each as defined in the Credit Agreement) shall have occurred and be continuing or would result from such interest payment, (ii) immediately after giving effect to such interest payment, on a pro forma basis, the Consolidated Leverage Ratio (as defined in the Credit Agreement ) of AGI is less than or equal to 5.0:1.0 as of the last day of the most recently completed fiscal quarter preceding the interest payment date for which financial statements have been delivered to the agent under the Credit Agreement and (iii) immediately after giving effect to such interest payment, on a pro forma basis, the Adjusted Consolidated Leverage Ratio (as defined in the Extended AGI Note Agreement) of AGI is less than or equal to 5.0:1.0, then Holdings shall be required to pay interest on the New Holdings Notes for such interest period in cash. PIK Interest on the New Holdings Notes will accrue at 13.75% per annum plus 0.75%. Interest for the initial interest period will be payable as PIK Interest.

Interest on the New Holdings Notes is payable semi-annually in arrears on March 15 and September 15, commencing on September 15, 2014, and is payable to the holders of record at the close of business on March 1 or September 1 immediately preceding the interest payment date.

The New Investments Notes are unsecured senior subordinated obligations of Affinion Investments, as issuer, and Affinion Investments II, as guarantor, and are subordinated in right of payment to their respective guarantees under the Credit Agreement. The New Investments Notes will mature on August 15, 2018. The New Investments Notes bear interest at a rate of 13.50% per annum. Interest on the New Investments Notes is payable semi-annually in arrears on February 15 and August 15, commencing on February 15, 2014, and is payable to the holders of record at the close of business on February 1 or August 1 immediately preceding the interest payment date.

The Extended AGI Notes are unsecured senior subordinated obligations of AGI, as issuer, and each of the restricted subsidiaries of AGI that guarantee AGI’s 11 1⁄2% Senior Subordinated Notes due 2015 (the “Existing AGI Notes”), and are subordinated in right of payment to the same extent as the Existing AGI Notes. The Extended AGI Notes will mature on August 15, 2018. The Extended AGI Notes bear interest at a rate of 13.50% per annum. Interest on the Extended AGI Notes is payable semi-annually in arrears on February 15 and August 15, commencing on February 15, 2014, and is payable to the holders of record at the close of business on February 1 or August 1 immediately preceding the interest payment date. Affinion Investments is the sole holder of the Extended AGI Notes.

The New Notes were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and the New Notes may not be offered or sold within the United States, or to, or for the account or benefit of, any United States persons absent registration under, or an applicable exemption from, the registration requirements of the Securities Act and applicable state securities laws. This report shall not constitute an offer to sell or a solicitation of an offer to purchase any notes and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Covenants

The New Holdings Indenture contains negative covenants which restrict the ability of Holdings and its restricted subsidiaries to engage in certain transactions and also contains customary events of default. Such covenants are substantially similar, but not identical, to the covenants included in the indenture, dated as of October 5, 2010 (the “Existing Holdings Indenture”), between Holdings and the Trustee, relating to Holdings’ 11.625% Senior Notes due 2015 (the “Existing Holdings Notes”). Unlike the Existing Holdings Notes, the New Holdings Indenture prohibits Holdings and its restricted subsidiaries from (i) paying any management fees or termination fees to the sponsors under the existing consulting agreement (although such fees shall continue to accrue on a subordinated basis), (ii) paying any fees to any sponsor in respect of any financing, underwriting, placement service or other investment banking activities, (iii) paying any dividend or distribution on Holdings’ equity interests or from purchasing or otherwise acquiring or retiring for value any such equity interests (subject to limited exceptions) and (iv) issuing equity or debt of Holdings or any of its restricted subsidiaries to any sponsor.

The New Investments Indenture contains negative covenants which restrict the ability of Affinion Investments, its future restricted subsidiaries (if any) and Affinion Investments II to engage in certain transactions and also contains customary events of default.

The Extended AGI Note Agreement contains negative covenants which restrict the ability of AGI and its restricted subsidiaries to engage in certain transactions and also contains customary events of default. Upon the occurrence of an event of default under the Extended AGI Note Agreement, the trustee for the New Investments Notes, and holders of at least 25% of the principal amount of the New Investments Notes will have the right as third party beneficiaries to enforce the remedies available to Affinion Investments against AGI, and Affinion Investments will not be able to amend the covenants in the Extended AGI Notes in favor of AGI unless it has received consent from the holders of a majority of the aggregate principal amount of the outstanding New Investment Notes.

Optional Redemption

On or after December 12, 2016, the New Holdings Notes are redeemable at the option of Holdings, in whole or in part, at any time and from time to time, upon not less than 30 nor more than 60 days’ prior notice, at the following redemption prices (expressed as a percentage of the principal amount), plus accrued and unpaid interest to the redemption date, if redeemed during the periods set forth below:

Period	Redemption Price
December 12, 2016 to July 14, 2017	106.8750%
July 15, 2017 to February 13, 2018	103.4375%
February 14, 2018 and thereafter	100.0000%

In addition, prior to December 12, 2016, up to 35% of the outstanding New Holdings Notes are redeemable at the option of Holdings, at any time and from time to time, with the net proceeds raised by Holdings in one or more equity offerings (or up to 100% in the case of one or more underwritten public equity offerings), at 113.75% of their principal amount, plus accrued and unpaid interest to the redemption date.

On or after December 12, 2016, the New Investments Notes are redeemable at the option of Affinion Investments, in whole or in part, at any time and from time to time, upon not less than 30 nor more than 60 days’ prior notice, at the following redemption prices (expressed as a percentage of the principal amount), plus accrued and unpaid interest to the redemption date, if redeemed during the periods set forth below:

Period	Redemption Price
December 12, 2016 to July 3, 2017	106.750%
July 4, 2017 to January 23, 2018	103.375%
January 24, 2018 and thereafter	100.000%

In addition, prior to December 12, 2016, up to 35% of the outstanding New Investments Notes are redeemable at the option of Affinion Investments, at any time and from time to time, with the net proceeds raised by Holdings or AGI in one or more equity offerings, at 113.50% of their principal amount, plus accrued and unpaid interest to the redemption date.

The Extended AGI Notes are redeemable at AGI’s option on the same terms discussed above that apply to the New Investments Notes.

In addition, prior to December 12, 2016, the New Notes are redeemable, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of such New Notes redeemed plus a “Make-Whole” premium as of, and accrued and unpaid interest and additional interest, if any, to, the applicable redemption date.

The foregoing descriptions of the New Holdings Indenture, the New Investments Indenture and the Extended AGI Note Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the New Holdings Indenture, the New Investments Indenture and the Extended AGI Note Agreement, which are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Credit Agreement Amendment

In connection with the Exchange Offers, Holdings and AGI have entered into an amendment agreement (the “Amendment”) with the lenders under the Credit Agreement (the “Lenders”) and the agent under the Credit Agreement (the “Agent”). Among other items, the Amendment provides for: (a) permission for the consummation of the Exchange Offers and authorization for, and direction to, the Agent to enter into necessary intercreditor arrangements (including an agreement that the lenders under the Credit Agreement will not recover from proceeds of assets of Affinion Investments and Affinion Investments II until the earlier of (x) the Agent having exhausted all commercially reasonable remedies available to it under the Credit Agreement, the related loan documentation and applicable law to discharge all obligations under the Credit Agreement and related loan documentation and (y) twelve months after the earlier of (i) the date of first exercise of remedies by the Agent under the Credit Agreement, the related loan documentation and applicable law (other than with respect to Affinion Investments, Affinion Investments II and their respective assets) and (ii) a bankruptcy or insolvency event of default with respect to AGI and any of its subsidiaries under the Credit Agreement); (b) removal of the springing maturity provisions applicable to the term facility; (c) modification of the senior secured leverage ratio financial covenant in the Credit Agreement; (d) additional flexibility to make dividends to Holdings to be used by Holdings to make certain payments with respect to its indebtedness and to repay, repurchase or redeem subordinated indebtedness of AGI; and (e) an increase in the interest rate margins by 0.25%. The Amendment became effective upon the satisfaction of the conditions precedent set forth therein, including the payment by AGI of the consent fee equal to 0.25% of the sum of (i) the aggregate principal amount of all term loans and (ii) the revolving loan commitments in effect, in each case, held by each lender that entered into the Amendment on the date of effectiveness of the Amendment.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Warrant Agreement; Warrants

In connection with the Exchange Offers, on December 12, 2013, Holdings entered into a Warrant Agreement with Wells Fargo Bank, National Association, as warrant agent (the “Warrant Agreement”), setting forth the terms and conditions of Series A Warrants and Series B Warrants. Pursuant to the terms of the Warrant Agreement, the Series A Warrants are immediately exercisable upon issuance (the “Issuance Date”) until the tenth anniversary of the Issuance Date, at an exercise price of $0.01 per share (the “Exercise Price”). The Series B Warrants will not become exercisable until and unless on the fourth anniversary of the Issuance Date, 5% or more in aggregate principal amount of the New Holdings Notes issued in the Exchange Offers are then outstanding and unpaid (the “Control Event”), whereupon, if it should ever occur, the Series B Warrants will become exercisable until the tenth anniversary of the Issuance Date at a per share exercise price equal to the Exercise Price.

Neither the Series A Warrants nor the Series B Warrants, nor the Class B Common Stock issuable upon the exercise thereof, are registered securities, and therefore are subject to restrictions on transfers under securities laws. In addition, the Warrant Agreement prohibits the transfer of Warrants and the exercise of Warrants if either would (1) require the approval of, or filings, registrations or notices to or with, a governmental entity, which approvals, filings, registrations or notices have not been granted or made or (2) would result in any class of securities of Holdings having more than 450 “holders of record” (as understood for purposes of Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), unless such transfer is to or exercise is by a person who is an “accredited investor” or (3) would result in any class of securities of Holdings having more than 1,900 “holders of record.” For the avoidance of doubt, solely for these purposes, and not for any other purposes, including without limitation the obligation to register securities and become a public reporting company pursuant to Section 12(g) of the Exchange Act, the Class B Common Stock and Holdings’ Class A Common Stock, par value $0.01 per share (the “Class A Common Stock” and, together with the Class B Common Stock, the “Common Stock”) shall be deemed a single class of securities.

Prior to the Control Event, the holders of Series A Warrants (together with the holders of any shares of Class B Common Stock issued upon the exercise thereof) have the right to nominate and elect one director of Holdings (the “Series A Director”), as set forth in the Third Amended and Restated Certificate of Incorporation of Holdings (the “Amended COI”).

The Series A Warrants and the Series B Warrants, from the time they become exercisable because a Control Event shall have occurred (collectively, the “Exercisable Warrants”), will be entitled to participate pro rata, on an as-exercised basis, in any dividends and distributions declared on or paid to investors in respect of the Common Stock.

Except as described above with respect to the Series A Director or as described below pursuant to the Warrantholder Rights Agreement (as defined below), holders of Warrants do not have a right to vote on any matter other than those prescribed by Delaware law.

As a result of the Exchange Offers, as of December 12, 2013, Holdings is issuing Series A Warrants to purchase 13,498,071.6164 shares of Class B Common Stock, in the aggregate, and Series B Warrants to purchase 70,220,805.4672 shares of Class B Common Stock, in the aggregate, to the holders of Existing Holdings Notes whose Existing Holdings Notes were accepted for exchange in the Exchange Offers. Neither the Warrants nor the Class B Common Stock issuable upon the exercise thereof were registered under the Securities Act or any state or foreign securities laws, but were instead issued in reliance upon exemptions from the registration requirements of the Securities Act. As a result, neither the Warrants nor the shares of Class B Common Stock issuable upon the exercise thereof may be offered or sold within the United States, or to, or for the account or benefit of, any United States person absent registration under, or an applicable exemption from, the registration requirements of the Securities Act and applicable state securities laws.

The foregoing description of the Warrant Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Warrantholder Rights Agreement

In connection with the Exchange Offers and the issuance of the Warrants, on December 12, 2013, Holdings, Apollo, General Atlantic and the holders of Warrants entered into a Warrantholder Rights Agreement (the “Warrantholder Rights Agreement”) pursuant to which the parties thereto have certain rights with respect to the Warrants and Common Stock, including pre-emptive rights on new equity issuances, tag-along rights and drag-along rights. The Warrantholder Rights Agreement contains restrictions on the transfer of Common Stock, other than to affiliates, and prohibits any transfers unless any required regulatory approvals, registrations, filings or notices have been obtained or made. In addition, the Warrantholder Rights Agreement restricts the ability of Holdings and its subsidiaries, in certain instances and subject to limited exceptions, to (i) enter into transactions with Apollo, General Atlantic or their affiliates, (ii) make non-pro rata (including the Exercisable Warrants on an as-exercised basis) redemptions, dividends or distributions, (iii) voluntarily liquidate, dissolve or wind-up the affairs of Holdings or declare bankruptcy, (iv) reorganize, reclassify, reconstruct, consolidate or subdivide Holdings’ share capital or (v) make changes to Holdings’ certificate of incorporation or by-laws.

The Warrantholder Rights Agreement shall terminate upon the dissolution of Holdings, if the number of holders is reduced to zero, upon a change of control or, if at any time following the consummation of an underwritten public offering, less than 5% of the aggregate principal amount of New Holdings Notes issued in the Exchange Offers remains outstanding.

The foregoing description of the Warrantholder Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrantholder Rights Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Holdings Second Amended and Restated Registration Rights Agreement

In connection with the Exchange Offers and the issuance of the Warrants, Holdings’ existing Registration Rights Agreement (as amended, the “Registration Rights Agreement”) was amended and restated, effective as of December 12, 2013, to give the holders of Warrants, acting by a majority in interest thereof, two demand registration rights and unlimited piggyback registration rights after the consummation of a Qualified Public Offering, in each case subject to customary lock-ups and the other terms and conditions set forth therein. In addition, following the Control Event, if it should ever occur, Apollo’s demand registration rights will be reduced from six to the lesser of (i) three and (ii) six minus the number of times Apollo exercised demand registration rights prior to the Control Event. The registration rights apply only to the shares of Common Stock issued or issuable upon the valid exercise of Warrants, but not to the Warrants themselves.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Holdings Third Amended and Restated Certificate of Incorporation

In connection with the Exchange Offers and the issuance of the Warrants, Holdings, with the consent of Apollo and General Atlantic, who hold at least a majority of the Common Stock, amended and restated its charter by filing the Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on December 11, 2013. The amendment resulted in, among other things, the reclassification of the existing common stock of Holdings into Class A Common Stock on a one-for-one basis, the creation of a new class of common stock designated Class B Common Stock and the authorization of the issuance of the Series A Warrants. The rights and privileges of the Class A Common Stock and Class B Common Stock are substantially similar, including with respect to dividends, distributions and voting, except with respect to the election of directors following a Control Event.

As described above under “—Warrant Agreement; Warrants,” the holders of Series A Warrants (together with the holders of any shares of Class B Common Stock issued upon the exercise thereof) have the right to nominate and elect one Series A Director until the fourth anniversary of the Issuance Date. In addition, if a Control Event shall have occurred, thereafter, subject to applicable law and the Warrantholder Rights Agreement, the holders of Class B Common Stock will have the right to nominate and elect a majority of Holdings’ board of directors, and the holders of Class A Common Stock, subject to the Stockholder Agreement (as defined below), as amended, will have the right to nominate and elect the remaining directors of Holdings. In addition, upon the occurrence of a Control Event, if it should ever occur, there will be an adjustment of the votes per share of the Class B Common Stock such that the outstanding Class B Common Stock, together with the shares of Class B Common Stock underlying any then un-exercised Warrants, will equal 50.1% of the total combined voting power of the Common Stock on a fully diluted basis. Notwithstanding the foregoing, pursuant to the Warrantholder Rights Agreement, none of Apollo, General Atlantic or their respective affiliates will vote their Class B Common Stock or Warrants. As of the consummation of the Exchange Offers, none of Apollo, General Atlantic or their respective affiliates hold any Class B Common Stock or Warrants.

The foregoing description of the Amended COI does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended COI, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Holdings Third Amended and Restated By-laws

In connection with the Exchange Offers and the issuance of the Warrants, on December 12, 2013, Holdings, with the consent of Apollo and General Atlantic, who hold at least a majority of the Common Stock, amended and restated its by-laws in their entirety and replaced them with the Third Amended and Restated By-laws of Holdings (the “Amended By-laws”). The bylaws of Holdings have been amended to, among other things, take into account the reclassification of the existing Common Stock into Class A Common Stock and the authorization of the new Class B Common Stock, as well as the rights of holders of Class B Common Stock to nominate and elect a majority of Holdings’ board of directors following a Control Event.

The foregoing description of the Amended By-laws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended By-laws, which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment No. 3 to Holdings Stockholder Agreement

In connection with the Exchange Offers and the issuance of the Warrants, on December 12, 2013, the existing Stockholder Agreement, dated as of January 14, 2011, by and among Holdings, Apollo, General Atlantic, and the investors party thereto (the “Stockholder Agreement”), was amended (such amendment, “Amendment No. 3 to the Stockholder Agreement”) to provide that, if a Control Event shall have occurred, the provisions of the Stockholder Agreement regarding the rights of Major Stockholders thereunder to nominate and elect directors, exercise preemptive rights and certain other information rights will be irrevocably waived and of no further force and effect. In addition, the amendment increased the size of Holdings’ board of directors to twelve, which vacancy was filled by the holders of Series A Warrants as described more fully in Item 5.02 of this Current Report on Form 8-K.

The foregoing description of Amendment No. 3 to the Stockholder Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 3 to the Stockholder Agreement, which is filed as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment to AGI’s Amended Consulting Agreement

In connection with the Exchange Offers and the issuance of the Warrants, on December 12, 2013, AGI’s existing Amended and Restated Consulting Agreement, dated as of January 14, 2011, by and between AGI and Apollo Management V, L.P., was amended (such amendment, the “Amendment to the Consulting Agreement”) to provide that, for so long as the New Holdings Notes remain outstanding, while the Consulting Fees (as defined in the Consulting Agreement) will continue to accrue, no payments will be made other than reimbursements for up to $100,000 annually for expenses of Apollo incurred in connection with the Consulting Agreement. Any fees that become payable thereunder will continue to accrue and become payable after all of the New Holdings Notes have been repaid in full. For the avoidance of doubt, the foregoing restriction will not apply (1) to the payment of fees to directors of the Company employed by or otherwise affiliated with Apollo, General Atlantic or their affiliates in the amount such directors are entitled to receive for such services (including any extra amounts for serving on committees) on the date hereof or (2) any reimbursements for expenses such directors are entitled to under the Company’s reimbursement policies for directors.

The foregoing description of the Amendment to the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment to the Consulting Agreement, which is filed as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference into this Item 3.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2013, Holdings announced the appointment of Mr. Skip Victor to serve as a member of Holdings’ board of directors (the “Holdings Board”). Mr. Victor was nominated and elected by the holders of Series A Warrants (together with the holders of any shares of Class B Common Stock issued upon the exercise thereof), pursuant to the Amended COI. In addition, in accordance with the terms of the Warrantholder Rights Agreement, it is expected that Mr. Victor will be appointed to serve as a member of AGI’s board of directors (the “AGI Board” and, together with the Holdings Board, the “Boards”).

Pursuant to Holdings’ policies, as a non-employee director, Mr. Victor will be entitled to receive the standard non-employee director compensation described in Holdings’ Annual Report on Form 10-K for the year ended December 31, 2012.

Item 5.07	Submission of Matters to a Vote of Security Holders

The information set forth in Item 1.01 is incorporated herein by reference into this Item 5.07.

Item 8.01.	Other Events.

On December 12, 2013, Holdings and AGI issued a press release announcing the completion of the Exchange Offers. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit

3.1	Third Amended and Restated Certificate of Incorporation of Affinion Group Holdings, Inc., dated as of December 11, 2013.

3.2	Third Amended and Restated By-Laws of Affinion Group Holdings, Inc., adopted on December 12, 2013.

4.1	Indenture, dated as of December 12, 2013, between Affinion Group Holdings, Inc. and Wells Fargo Bank, National Association, as trustee and collateral agent.

4.2	Indenture, dated as of December 12, 2013, among Affinion Investments, LLC, Affinion Investments II, LLC, as guarantor, and Wells Fargo Bank, National Association, as trustee.

4.3	Note Agreement, dated as of December 12, 2013, among Affinion Group, Inc., the guarantors party thereto, Affinion Investments, LLC, Wilmington Trust, National Association, as holder agent, and Wells Fargo Bank, National Association, solely as representative of holders of the New Investments Notes.

10.1	Amendment No. 3 to the Amended and Restated Credit Agreement; and Amendment No. 3 to the Amended and Restated Guarantee and Collateral Agreement, dated as of December 12, 2013, among Affinion Group Holdings, Inc., Affinion Group, Inc., the lenders listed on the signature pages thereto and Deutsche Bank Trust Company Americas, as administrative agent and collateral agent.

10.2	Warrant Agreement, dated as of December 12, 2013, between Affinion Group Holdings, Inc. and Wells Fargo Bank, National Association, as warrant agent.

10.3	Warrantholder Rights Agreement, dated as of December 12, 2013, among Affinion Group Holdings, Inc., Affinion Group Holdings, LLC, General Atlantic Partners 79, L.P., GAP-W Holdings, L.P., GapStar, LLC, GAPCO GMBH & Co. KG, GAP Coinvestments III, LLC, GAP Coinvestments IV, LLC and the holders of Warrants from time to time party thereto.

10.4	Second Amended and Restated Registration Rights Agreement, dated as of December 12, 2013, among Affinion Group Holdings, Inc. and the investors party thereto.

10.5	Amendment No. 3, dated as of December 12, 2013 to Stockholder Agreement, dated as of January 14, 2011, among Affinion Group Holdings, Inc. and the investors party thereto.

10.6	Amendment, dated as of December 12, 2013, to the Amended and Restated Consulting Agreement, dated as of January 14, 2011, between Affinion Group, Inc. and Apollo Management V, L.P.

99.1	Press Release of Affinion Group Holdings, Inc. and Affinion Group, Inc. issued December 12, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINION GROUP HOLDINGS, INC.

Date: December 13, 2013	By:	/s/ Mark G. Gibbens
		Name:	Mark G. Gibbens
		Title:	Executive Vice President and Chief Financial Officer

AFFINION GROUP, INC.

Date: December 13, 2013	By:	/s/ Mark G. Gibbens
		Name:	Mark G. Gibbens
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

3.1	Third Amended and Restated Certificate of Incorporation of Affinion Group Holdings, Inc., dated as of December 11, 2013.

3.2	Third Amended and Restated By-Laws of Affinion Group Holdings, Inc., adopted on December 12, 2013.

4.1	Indenture, dated as of December 12, 2013, between Affinion Group Holdings, Inc. and Wells Fargo Bank, National Association, as trustee and collateral agent.

4.2	Indenture, dated as of December 12, 2013, among Affinion Investments, LLC, Affinion Investments II, LLC, as guarantor, and Wells Fargo Bank, National Association, as trustee.

4.3	Note Agreement, dated as of December 12, 2013, among Affinion Group, Inc., the guarantors party thereto, Affinion Investments, LLC, Wilmington Trust, National Association, as holder agent, and Wells Fargo Bank, National Association, solely as representative of holders of the New Investments Notes.

10.1	Amendment No. 3 to the Amended and Restated Credit Agreement; and Amendment No. 3 to the Amended and Restated Guarantee and Collateral Agreement, dated as of December 12, 2013, among Affinion Group Holdings, Inc., Affinion Group, Inc., the lenders listed on the signature pages thereto and Deutsche Bank Trust Company Americas, as administrative agent and collateral agent.

10.2	Warrant Agreement, dated as of December 12, 2013, between Affinion Group Holdings, Inc. and Wells Fargo Bank, National Association, as warrant agent.

10.3	Warrantholder Rights Agreement, dated as of December 12, 2013, among Affinion Group Holdings, Inc., Affinion Group Holdings, LLC, General Atlantic Partners 79, L.P., GAP-W Holdings, L.P., GapStar, LLC, GAPCO GMBH & Co. KG, GAP Coinvestments III, LLC, GAP Coinvestments IV, LLC and the holders of Warrants from time to time party thereto.

10.4	Second Amended and Restated Registration Rights Agreement, dated as of December 12, 2013, among Affinion Group Holdings, Inc. and the investors party thereto.

10.5	Amendment No. 3, dated as of December 12, 2013 to Stockholder Agreement, dated as of January 14, 2011, among Affinion Group Holdings, Inc. and the investors party thereto.

10.6	Amendment, dated as of December 12, 2013, to the Amended and Restated Consulting Agreement, dated as of January 14, 2011, between Affinion Group, Inc. and Apollo Management V, L.P.

99.1	Press Release of Affinion Group Holdings, Inc. and Affinion Group, Inc. issued December 12, 2013.